UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 9, 2012

RESPONSE BIOMEDICAL CORP.
(Exact name of registrant as specified in its charter)

Vancouver, British Columbia, Canada	000-50571	98 -1042523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1781 - 75th Avenue W.
Vancouver, British Columbia, Canada V6P 6P2
(Address of principal executive offices, including zip code)

(604) 456-6010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2012, the board of directors, or the Board, of Response Biomedical Corp., or the Company, appointed W.J. Bill Adams as the Company’s chief financial officer, with an effective date of August 13, 2012.  Pursuant to his employment agreement with the Company, or the Agreement, Mr. Adams will be paid an annual salary in the amount of $241,500 and be eligible to participate in the Company’s short-term incentive plan with a target incentive bonus up to 35% of base compensation annually.  The specific details of Mr. Adams’ bonus will be conditioned upon the achievement of certain corporate and personal goals.  In addition, the Agreement provides for the grant of 1,290,000 shares of the Company’s common stock under the Company’s 2008 Stock Option Plan, subject to approval by the Board.  The Agreement will continue in force until the termination of Mr. Adams’ employment, in such manner as outlined under the terms of the Agreement.  The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1.

Mr. Adams, age 51, has 27 years of experience in strategic financial management in both public and private companies. From August 2008 until July 2012, Mr. Adams  served as chief financial officer, vice president finance, treasurer and corporate secretary at CellFor Inc, a privately-held forest biotechnology company.  Mr. Adams was responsible for CellFor’s financial, information technology, treasury and investor relations functions.  From January 2007 to July 2008, Mr. Adams served as chief financial officer of Patos Therapeutics Inc., a privately-held virtual pharmaceutical licensing company.  Mr. Adams was responsible for Patos’s financial and legal matters.  From May 1997 to December 2006, Mr. Adams served as chief financial officer, vice president finance, treasurer and corporate secretary at AnorMED Inc., a then publicly-held chemistry-based biopharmaceutical company.  Mr. Adams was responsible for AnorMED’s financial, information technology, treasury and investor relation functions.   Mr. Adams previously served as vice president, finance and corporate secretary at Epic Data International, Inc., a publicly-held manufacturing company.  Mr. Adams began his career at KPMG LLP where he was a public accountant involved in the audits of a number of companies.

Mr. Adams is a member of the board of directors at Mutual Fire Insurance Company of British Columbia, a Canadian insurance provider.

A copy of the press release announcing Mr. Adams’ appointment as chief financial officer is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Also, effective August 13, 2012, Richard A. Canote, the Company’s interim chief financial officer, resigned from that position.

Item 9.01  Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated June 28, 2012 by and between Response Biomedical Corp. and W.J. Bill Adams.

99.1	Press release of Response Biomedical Corp. dated August 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPONSE BIOMEDICAL CORP.

By:	/s/Jeffrey L. Purvin
Jeffrey L. Purvin Chief Executive Officer

Date:  August 10, 2012

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement, dated June 28, 2012 by and between Response Biomedical Corp. and W.J. Bill Adams.

99.1	Press release of Response Biomedical Corp. dated August 9, 2012